SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported)

August 31, 2004


Commission file number 000-17629

ADM Tronics Unlimited, Inc.
(Exact name of registrant as specified in its charter)


DELAWARE
(State or other jurisdiction of incorporation or organization)


22-1896032
(I.R.S. Employer Identification Number)


224 South Pegasus Avenue, Northvale, New Jersey 07647
(Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (201) 767-6040


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___Written communications pursuant to Rule 425 under the Securities Act
___Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___Pre-commencement communications pursuant to Rule 14d-2(b) under the
   Exchange Act
___Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act


ITEM 3.02 Unregistered Sale of Equity Securities

On August 31, 2004, ADM Tronics Unlimited, Inc. (the "Company") held a closing in an ongoing private placement financing (the "Placement"). The Placement has been made to accredited investors only, without any general advertisement or solicitation and all of the securities issued therein have been marked with an appropriate restrictive legend. In making the Placement the Company has relied upon the exemption from registration under the Securities Act of 1933, as amended (the "Act") provided under Regulation D and the Uniform Limited Offering Exemption. As a result of such closing, the Company and its majority owned subsidiary AA Northvale Medical Associates, Inc., a New Jersey corporation ("AAN") have realized gross proceeds of $2,562,500 and net proceeds of approximately $2,190,000 from the sale of Units to 22 accredited investors. Maxim Capital LLC is acting as agent ("Agent") with respect to the Placement and is receiving commissions of 8% as well as certain options and expense reimbursement. To date, the Agent has received $281,875 in commissions, fees and other expense reimbursements. The Placement is for up to 35 units on a best efforts basis subject to an over-allotment option and, as extended, will continue through September 30, 2004.

The Units being sold in the Placement are comprised of a $100,000 principal amount 6% unsecured convertible promissory note (the "Note") issued jointly and severally by the Company and AAN. The Notes bear interest at 6% per annum and under certain circumstances the principal and accrued interest on the Note will either be (i) convertible into either the Company's common stock at $.29 per share or (ii) AAN's common stock at $8.30 per share. Each Unit also includes one Company warrant for the purchase of 344,828 shares at $.41 and one AAN warrant for the purchase of 12,048 shares at $5.70. The Company and AAN Warrant's provide that in addition to paying the exercise price, the holder must surrender the non-exercised warrant in the Unit. In connection with the Placement, the Agent has received warrants for the purchase of 706,897 Company shares at an exercise price of $.29 and 706,897 Company shares at an exercise price of $.41 and warrants for the purchase of 24,699 AAN shares at an exercise price of $8.30 and 24,699 AAN shares at an exercise price of $5.70.

The Company and AAN have executed registration rights agreements with the investors and AAN which require the registration under the Act of the securities sold in the Placement by March 1, 2005.

For a more complete description of the terms of the agreements and other instruments delivered in connection with the Placement, reference is made to the Exhibits to this report.

ITEM 9.01.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND
            EXHIBITS.

Exhibits:
	3.1  	Form of Note
	4.1	Form of Company Warrant
	4.2 	Form of AAN Warrant
	4.3 	Form of Agent's Warrant*
	10.1	Form of Subscription and Registration Rights Agreement
	10.2 	Form of Placement Agency Agreement*

            * To be filed by amendment.


                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2004
ADM Tronics Unlimited, Inc.

By:     /s/Andre' DiMino
Name:      Andre' DiMino
Title:     President